UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange
Act of 1934

Date of Report (Date of Earliest Event Reported):
July 10, 2006

MEASUREMENT SPECIALTIES, INC.
(Exact name of registrant as specified in its charter)

New Jersey	1-11906	22-2378738
(State or other jurisdiction	Commission	(IRS Employer
of incorporation)	File Number	Identification No.)

1000 Lucas Way, Hampton, VA 23666
(Address of principal executive offices) (Zip Code)

(757) 766-1500
Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d- 2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e- 4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On July 10, 2006, John P. Hopkins, the Chief Financial Officer of Measurement Specialties, Inc. (the “Registrant”) announced his resignation, effective August 1, 2006, for personal reasons.

(c) The Registrant has appointed its Chief Executive Officer, Frank D. Guidone, to serve as the acting chief financial officer effective August 1, 2006 and until such time as a new, permanent principal financial officer is appointed. Mr. Guidone’s business experience, arrangements between the Registrant and other persons pursuant to which Mr. Guidone was selected as one of the Registrant’s executive officers and related transactions are described in the Definitive Proxy Statement (No. 001-11906) dated July 29, 2005 in the sections entitled “Directors for Term Expiring in 2007” beginning on page 5, “Executive Compensation” beginning on page 16 and “Executive Agreements and Related Transactions” beginning on page 18 and are incorporated herein by reference. The description of Mr. Guidone’s compensation in the Definitive Proxy Statement is superseded by the description of the employment agreement which the Registrant entered into with Mr. Guidone, effective March 31, 2006, as described in Item 1.01 of the Registrant’s Current Report on Form 8-K dated April 3, 2006. Item 1.01 of that current report is incorporated herein by reference.

Mr. Guidone will not receive any compensation for serving as the Registrant’s acting chief financial officer. His current compensation as the Registrant’s Chief Executive Officer is described in Item 1.01 of the Registrant’s current report dated April 3, 2006 as referenced in the paragraph above.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed as part of this report:

99.1 Press release issued by Measurement Specialties, Inc., dated July 14, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Measurement Specialties, Inc. (Registrant)

/s/ Frank D. Guidone
Frank D. Guidone Chief Executive Officer

Date: July 14, 2006